EXHIBIT 99

                                  NEWS RELEASE

                                                          CONTACT ERIC GRAAP
                                                          (540) 349-0212 or
                                                       egraap@fauquierbank.com
                                                       -----------------------

             FAUQUIER BANKSHARES, INC. ANNOUNCES QUARTERLY EARNINGS

WARRENTON, VA, April 22, 2004 - Fauquier Bankshares, Inc. (NASDAQ SmallCap:
FBSS), today reported net income for the quarter ended March 31, 2004 of $1,070,000 or 30 cents per diluted share, compared with $1,091,000, or 32 cents per diluted share, for the comparable period in 2003. Return on average equity and return on average assets were 14.99% and 1.10%, respectively, for the quarter, compared with 16.57% and 1.38% in the first quarter of 2003. Total assets grew 22.8% to $404.9 million from March 31, 2003.

         "Revenue grew 13.6% over the last year's first quarter, with strength in all business lines," commented Randy Ferrell, President and Chief Operating Officer of Fauquier Bankshares, Inc. "Expenses are on track to accommodate our expectation of continued growth in loans and deposits in the quarters to come, in addition to their exceptional growth over the past year."

         Net loans were $309.1 million at March 31, 2004, an increase of $83 million since March 31, 2003. Credit quality remained strong over the same period, with non-performing loans as a percent of total loans decreasing to 0.33%, from 0.40% a year earlier. Total deposits were $340.1 million at the end of the quarter, up $58.6 million or 20.8% from the preceding year. Fauquier Bankshares and The Fauquier Bank, its primary subsidiary, had total shareholders' equity of $29.2 million at March 31, 2004.

         Net interest income for the first quarter increased $515,000, or 14.4%, to $4.1 million, from the same quarter a year earlier. The increase was due to loan income resulting from 37% loan growth over the period, in addition to an improvement in deposit mix that lowered interest expense. Other income increased 11.0% to $1.3 million, largely due to 48% income growth in Wealth Management Services which had over $220 million in assets under management at quarter end. Other expenses increased 19.3% from the year ago quarter, primarily as a result of increased personnel costs related to employee growth and higher benefits expenses.

         The Fauquier Bank, an independent, locally-owned, community bank, offers a full range of financial services, including internet banking, commercial, retail, insurance and wealth management services, through seven banking offices and eight ATM locations throughout

Fauquier County and Manassas, Virginia. The Fauquier Bank anticipates the opening of its eighth full service banking office in Bealeton, Virginia in May of 2004. Additional information may be found by contacting us on the internet at www.fauquierbank.com or by calling: (800) 638-3798.

         This press release may contain "forward-looking statements" as defined by federal securities laws. These statements address issues that involve risks, uncertainties, estimates and assumptions made by management, and actual results could differ materially from the results contemplated by these forward-looking statements. Factors that could have a material adverse effect on the operations and future prospects of the company include, but are not limited to, changes in: interest rates, general economic conditions, legislative/regulatory policies, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the company's market area, and accounting principles, policies and guidelines. Other risk factors are detailed from time to time in the company's Securities and Exchange Commission filings. Readers should consider these risks and uncertainties in evaluating forward-looking statements and should not place undue reliance on such statements. Fauquier Bankshares, Inc. undertakes no obligation to update these statements following the date of this press release.

#####

                   FAUQUIER BANKSHARES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)

                                                                            MARCH 31, 2004             DECEMBER 31, 2003
                                                                      -------------------------    ------------------------
ASSETS
Cash and due from banks                                                $       13,788,725           $      11,808,387
Interest-bearing deposits in other banks                                        8,903,829                     142,042
Federal funds sold                                                              6,000,000                          --
Securities, at fair value                                                      47,958,535                  52,386,006
Loans, net of allowance for loan losses of $3,704,662
  in 2004 and $3,575,002 in 2003                                              309,102,056                 295,311,745
Bank premises and equipment, net                                                8,232,428                   7,875,424
Accrued interest receivable                                                     1,338,869                   1,233,004
Other assets                                                                    9,533,306                   9,703,670
                                                                      -------------------------    ------------------------
                  Total assets                                         $      404,857,748            $    378,460,278
                                                                      =========================    ========================

LIABILITIES
Deposits:
  Noninterest-bearing                                                  $       85,944,187            $     73,128,879
  Interest-bearing                                                            254,119,204                 247,999,697
                                                                      -------------------------    ------------------------
     Total deposits                                                    $      340,063,391            $    321,128,576
Federal funds purchased                                                                --                   2,000,000
Dividends payable                                                                 431,248                     430,590
Federal Home Loan Bank advances                                                29,000,000                  20,000,000
Company-obligated mandatorily redeemable capital securities                     4,000,000                   4,000,000
Other liabilities                                                               2,207,297                   2,438,327
Commitments and contingent liabilities                                                 --                          --
                                                                      -------------------------    ------------------------
                  Total liabilities                                    $      375,701,936            $    349,997,493
                                                                      -------------------------    ------------------------

SHAREHOLDERS' EQUITY
Common stock, par value, $3.13; authorized 8,000,000 shares;
  issued and outstanding, 2004, 3,317,289 shares;
  2003, 3,312,230 shares                                                       10,383,115                 10,367,280
Retained earnings                                                              18,484,699                 18,082,684
Accumulated other comprehensive income                                            287,998                     12,821
                                                                      -------------------------    ------------------------
                  Total shareholders' equity                           $       29,155,812            $     28,462,785
                                                                      -------------------------    ------------------------
                  Total liabilities and shareholders' equity           $      404,857,748            $    378,460,278
                                                                      =========================    ========================

                   FAUQUIER BANKSHARES, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)
               FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003

                                                                          2004                   2003
                                                                    ----------------       -----------------
INTEREST INCOME
      Interest and fees on loans                                      $   4,724,872           $   3,978,524
      Interest and dividends on securities available for sale:
           Taxable interest income                                          344,797                 530,026
           Interest income exempt from federal income taxes                  14,448                  19,662
           Dividends                                                         16,022                  59,453
      Interest on federal funds sold                                             21                   3,140
      Interest on deposits in other banks                                     6,727                     461
                                                                    ----------------       -----------------
           Total interest income                                          5,106,887               4,591,266
                                                                    ----------------       -----------------

INTEREST EXPENSE
      Interest on deposits                                                  731,654                 792,155
      Interest on federal funds purchased                                    31,319                   5,381
      Interest on Federal Home Loan Bank advances                           210,880                 173,875
      Distribution on capital securities of subsidiary trust                 48,230                  50,000
                                                                    ----------------       -----------------
           Total interest expense                                         1,022,083               1,021,411
                                                                    ----------------       -----------------

           Net interest income                                            4,084,804               3,569,855

Provision for loan losses                                                   154,167                  75,000
                                                                    ----------------       -----------------
           Net interest income after
             provision for loan losses                                    3,930,637               3,494,855
                                                                    ----------------       -----------------

OTHER INCOME
      Wealth management income                                              324,689                 218,755
      Service charges on deposit accounts                                   598,604                 632,058
      Other service charges, commissions and fees                           334,454                 273,497
      Other operating income                                                    730                   9,372
                                                                    ----------------       -----------------
           Total other income                                             1,258,477               1,133,682
                                                                    ----------------       -----------------

OTHER EXPENSES
      Salaries and employees' benefits                                    1,887,032               1,586,297
      Net occupancy expense of premises                                     211,764                 208,603
      Furniture and equipment                                               299,392                 291,689
      Other operating expenses                                            1,278,955                 994,944
                                                                    ----------------       -----------------
           Total other expenses                                           3,677,143               3,081,533
                                                                    ----------------       -----------------

           Income before income taxes                                     1,511,971               1,547,004
                                                                    ----------------       -----------------

Income tax expense
                                                                            442,034                 456,010
                                                                    ----------------       -----------------

           Net Income                                                 $   1,069,937           $   1,090,994
                                                                    ================       =================

EARNINGS PER SHARE, basic                                             $        0.32           $        0.33
                                                                    ================       =================

EARNINGS PER SHARE, assuming dilution                                 $        0.30           $        0.32
                                                                    ================       =================

DIVIDENDS PER SHARE                                                   $        0.13           $        0.11
                                                                    ================       =================